EXHIBIT 99.1
                                                                   ------------




             GENELABS TECHNOLOGIES, INC. REPORTS FINANCIAL RESULTS
              FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2004
                          AND PROVIDES COMPANY UPDATE


REDWOOD CITY, Calif. - November 4, 2004 - Genelabs Technologies, Inc. (Nasdaq:GNLB) today reported contract revenues of $0.4 million and a net loss of $4.4 million, or $0.05 per share, for the third quarter of 2004. This compares to revenues of $0.7 million and a net loss of $4.8 million, or $0.08 per share, for the third quarter of 2003. Revenues for the nine month period ended September 30, 2004 were $1.8 million and the net loss was $12.0 million, or $0.14 per share, compared to revenues of $2.2 million and a net loss of $13.3 million, or $0.23 per share, for the same period in 2003. During the second quarter of 2004, the company recorded a gain of $2.0 million upon completion of the sale of its diagnostics business, which had been accounted for as a discontinued operation. This gain did not impact the financial results for the third quarter of 2004, but it reduced the net loss for the nine months ended September 30, 2004 by $2.0 million.

At September 30, 2004, Genelabs had $19.5 million in cash and cash equivalents.

Outlook for year-end 2004
-------------------------

We currently estimate our cash and cash equivalents will be approximately $24 to $25 million at December 31, 2004.

Prestara(TM) Program for Systemic Lupus Erythematosus
-----------------------------------------------------

In 2000, we submitted our New Drug Application, or NDA, for Prestara (prasterone) to the U.S. Food and Drug Administration, or FDA. In 2002 we received an approvable letter from the FDA which, among other things, required an additional clinical trial on the effect of Prestara on the bone mineral density of women with lupus who were receiving glucocorticoids. A positive effect had been noted in a nested study contained in our previous Study GL95-02. After receiving the approvable letter, we conducted a Phase III clinical trial, designated Study GL02-01, at 26 sites in the United States and Mexico that was designed to evaluate the positive effect of Prestara on bone mineral density. On October 5, 2004 we announced that a preliminary analysis of the data from this trial indicated that Prestara did not demonstrate a statistically significant difference between the bone mineral density of the group of patients taking Prestara and the group taking placebo. Separately, the trial was not powered to demonstrate, and in fact did not demonstrate, a statistically significant benefit in secondary endpoints such as amelioration of lupus symptoms. We are continuing to analyze the data in an attempt to determine the reasons why the trial did not detect a difference in bone mineral density between the Prestara and placebo treatment groups; however, it is not likely that the cause or causes of the trial results can be identified with certainty.

All patients who completed Study GL02-01 were eligible to enroll into a one-year open-label follow-on study, which we have designated Study GL03-01. GL03-01 is designed to dose all patients with Prestara and all patients are scheduled to have additional bone mineral density measurements at six months and twelve months. Approximately 115 patients from our double-blind Study GL02-01 elected to enroll into Study GL03-01. This study is ongoing and we cannot predict whether the data from GL03-01 will be positive or will have any positive effect on our Prestara NDA.

Separately, there is also a clinical trial of prasterone being conducted by Genovate Biotechnology Co., Ltd., a Taiwan-based company that has licensed Prestara from us for most Asian countries. The Genovate study is a double-blind, placebo-controlled clinical trial similar in design to our Study GL02-01 with bone mineral density as its primary endpoint, but has a longer treatment duration of nine months, compared to six months for our study. While the Taiwan trial is not being conducted under a U.S. Investigational New Drug application, commonly referred to as an IND, we believe it is designed to comply with Good Clinical Practices, or GCPs, under the International Conference on Harmonization. The Genovate trial has enrolled 88 patients and the last patient visit currently is scheduled to occur in the first quarter of 2005. We do not know if the Taiwan study will be positive, and even if the results of the Taiwan trial are positive, we do not know whether it would be useful for our plans to develop Prestara or whether it could overcome the failure of our U.S. trial to reach its endpoints. If the results of the Taiwan trial are positive, we intend to submit them to the FDA to support our Prestara NDA, however, we do not know if the FDA would consider such data.

Hepatitis C Virus Drug Discovery Programs
-----------------------------------------

On September 29, 2004 we signed an agreement with Gilead Sciences, Inc. to collaborate in the research, development and commercialization of novel nucleoside compounds for the treatment of infection caused by the hepatitis C virus, or HCV, beginning October 1, 2004. On October 6, 2004, under the terms of the agreement, Gilead paid us a nonrefundable $8.0 million upfront payment and $0.9 million as the first installment of its research funding obligation. In return we will devote a specified number of scientists to the program and provide Gilead with exclusive access to certain compounds developed by Genelabs in the program.

Separate from the Gilead collaboration, under our ongoing program to discover non-nucleoside HCV compounds we have synthesized molecules that demonstrate activity against HCV in our assays. We believe these compounds are promising and are in the process of evaluating their pharmacokinetics and toxicity. We believe our non-nucleoside HCV discovery program is at nearly the same stage of development as our HCV nucleoside program that is the subject of the license and collaboration agreement with Gilead.

About Genelabs
--------------
Genelabs Technologies, Inc. is a biopharmaceutical company pioneering the discovery and development of novel pharmaceutical products to improve human health. We are concentrating our clinical development capabilities on Prestara(TM), an investigational drug for women with systemic lupus erythematosus. We are concentrating our drug discovery capabilities on novel antiviral compounds for treatment of hepatitis C virus infections.

NOTE ON FORWARD LOOKING STATEMENTS AND RISKS: This press release contains forward-looking statements including statements regarding the preliminary results of our clinical trial for Prestara, further analysis of the data from the clinical trial, future discussions with the FDA and further actions which might be taken regarding the clinical trial, progress and possible results or utility of our follow-on trial and the Taiwan trial. Additional forward-looking statements include the progress of our HCV research programs and collaboration with Gilead, and any payments that might be made under the Gilead agreement. Our financial outlook for year-end 2004 is also a forward-looking statement. These forward-looking statements are based on Genelabs' current expectations and are subject to uncertainties and risks that could cause actual results to differ materially from the statements made. Uncertainties and risks include, without limitation, errors, omissions or adverse events in the just-completed Prestara(TM) clinical trial and ongoing clinical trials; whether the results of Genelabs' or Genovate's clinical trials and other supporting information will be sufficient to support the approval of Prestara(TM) by the FDA, the European Agency for Evaluation of Medicinal Products and other regulatory authorities; delays regarding the regulatory approval process including the timing and scope of approval received, if any; the possibility of delay, failure or additional expense in our research programs; possible problems which may arise in our collaboration with Gilead including decisions by Gilead to abandon, advance or delay development of Genelabs' drug candidates; unexpected expenses and Genelabs' capital requirements and history of operating losses. There can be no assurance that Genelabs will continue development of Prestara(TM) or that Genovate will not terminate or delay its clinical trial, or withhold the trial results from Genelabs. The company currently does not have regulatory applications submitted for review of Prestara(TM) outside the U.S. In addition, neither U.S. nor other regulatory authorities have made a determination as to the safety or efficacy of Prestara(TM) for SLE. Please see the information appearing in the company's filings with the Securities and Exchange Commission, including the most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, under the captions "Risk Factors," "Business Risks" and "Forward-Looking Statements" for more discussion regarding these uncertainties and risks and others associated with the company's research programs, early stage of development and other risks which may affect the company or cause actual results to differ from those included in the forward-looking statements. Genelabs does not undertake any obligation to update these forward-looking statements or risks to reflect events or circumstances after the date of this release.


                          GENELABS TECHNOLOGIES, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                                                        September 30,              December 31,
                                                                             2004                      2003
                                                                     ------------------        -------------------
                                                                         (Unaudited)                   Note 1
                                                     ASSETS


Cash and cash equivalents                                                 $ 19,502                   $ 26,530
Other current assets                                                           810                      1,456
Property and equipment, net                                                    954                        920
Long-term investments                                                          960                        960
                                                                     ------------------        -------------------
                                                                          $ 22,226                   $ 29,866
                                                                     ==================        ===================

                                      LIABILITIES AND SHAREHOLDERS' EQUITY

Total liabilities                                                          $ 7,971                    $ 7,051
Shareholders' equity                                                        14,255                     22,815
                                                                     ------------------        -------------------
                                                                          $ 22,226                   $ 29,866
                                                                     ==================        ===================


Note 1: Derived from audited financial statements



                          GENELABS TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except per share amounts)
                                  (Unaudited)

                                                      For the three months ended         For the nine months ended
                                                             September 30,                     September 30,
                                                   ---------------------------------- ---------------------------------
                                                       2004               2003             2004             2003
                                                   --------------   ----------------- --------------- -----------------

Contract revenue                                         $  399              $  698         $ 1,755          $  2,201
                                                   --------------   ----------------- --------------- -----------------

Operating expenses:
      Research and development                            3,284               4,428          11,411            11,465

      General and administrative                          1,545               1,244           4,797             4,415
                                                   --------------   ----------------- --------------- -----------------

         Total operating expenses                         4,829               5,672          16,208            15,880
                                                   --------------   ----------------- --------------- -----------------

Operating loss                                           (4,430)             (4,974)        (14,453)          (13,679)

Interest income, net                                         59                   4             163                35
                                                   --------------   ----------------- --------------- -----------------

Loss from continuing operations                          (4,371)             (4,970)        (14,290)          (13,644)

Discontinued operations:
       Income from diagnostics business                       -                 133             262               327
       Gain on sale of diagnostics business                   -                   -           2,020                 -
                                                   --------------   ----------------- --------------- -----------------

Net loss                                               $ (4,371)           $ (4,837)      $ (12,008)         $(13,317)
                                                   ==============   ================= =============== =================

Loss per share from continuing operations              $  (0.05)           $  (0.08)       $  (0.16)         $  (0.23)
                                                   ==============   ================= =============== =================

Net loss per share - basic and diluted                 $  (0.05)           $  (0.08)       $  (0.14)         $  (0.23)
                                                   ==============   ================= =============== =================

Weighted average shares outstanding                      88,313              62,745          88,007            58,252
                                                   ==============   ================= =============== =================